Exhibit 99.1




     Corporate Backed Trust Certificates, GE Global Insurance Note-Backed
              Series 2003-19 Trust Certificates to be Terminated

NEWS RELEASE-- IMMEDIATE

     New York, New York - May 17, 2004: Corporate Backed Trust Certificates, GE Global Insurance Note-Backed Series 2003-19 Trust, which was established by Lehman ABS Corporation, today announced that, because of events described in the following paragraph, the securities held by such trust will be liquidated and the proceeds will be distributed to certificateholders in accordance with the terms of the trust agreement. The trust issued certificates relating in the aggregate to $38,000,000 principal amount of 7% Notes due 2026 issued by GE Global Insurance Holding Corporation.

     GE Global Insurance Holding Corporation has filed a Form 15 with the Securities and Exchange Commission whereby it elected to suspend its duty to file periodic reports under certain sections of the Securities Exchange Act of 1934 related to the underlying securities of the trust. Under the terms of the trust agreement, such event requires that the trust be terminated.

     The transfer books relating to the trust certificates will be closed permanently at the time of this press release.

     A later announcement will set forth additional details.

















                                     # # #


Contact:
U.S. Bank Trust National Association       David Kolibachuk, Corporate Trust Services, 212-361-2459


----------------------------------------------------------------------------------------------------